As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

MORPHIC HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	47-3878772 (I.R.S. Employer Identification No.)
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
(781) 996-0955
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated 2019 Equity Incentive Plan
2019 Employee Stock Purchase Plan
(Full title of the plans)
Praveen P. Tipirneni, M.D.
Chief Executive Officer
Morphic Holding, Inc.
35 Gatehouse Drive, A2
Waltham, Massachusetts 02451
(781) 996-0955
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Effie Toshav, Esq.
Robert Freedman, Esq.
Julia Forbess, Esq.
Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, California 94104
(415) 875-2300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Morphic Holding, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,543,387 additional shares of common stock available for issuance under the Registrant’s Amended and Restated 2019 Equity Incentive Plan (the “Amended and Restated 2019 EIP”), pursuant to the provision of the Amended and Restated 2019 EIP providing for an annual 4% automatic increase in the number of shares reserved for issuance thereunder and (b) 385,846 additional shares of common stock available for issuance under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”), pursuant to the provision of the 2019 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance thereunder.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the Amended and Restated 2019 EIP and 2019 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on June 27, 2019 (Registration No. 333-232372), on February 27, 2020 (Registration No. 333-236727), on March 1, 2021 (Registration No. 333-253678), and on February 24, 2022 (Registration No. 333-262950), to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 23, 2023 pursuant to Section 13 of the Exchange Act;
(b)    all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c)     the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A12B (File No. 001-38940) filed on June 14, 2019 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-38940	3.1	8/13/2019
4.2	Amended and Restated Bylaws of the Registrant	8-K	001-38940	3.1	2/13/2023
4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-231837	4.1	6/14/2019
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	Amended and Restated 2019 Equity Incentive Plan	10-Q	001-38940	10.1	8/3/2022
99.2	Form of Stock Option Award Agreement (Included in the 2019 Equity Incentive Plan)	S-1/A	333-231837	10.3	6/14/2019
99.3	Form of Restricted Stock Award Agreement (Included in the 2019 Equity Incentive Plan)	S-1/A	333-231837	10.3	6/14/2019
99.4	2019 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-231837	10.4	6/14/2019
107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 23rd day of February, 2023.
MORPHIC HOLDING, INC.

By:	/s/ Praveen Tipirneni
Praveen Tipirneni
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Praveen P. Tipirneni and William D. DeVaul, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Praveen P. Tipirneni	Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2023
Praveen P. Tipirneni, M.D.

/s/ Marc Schegerin	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	February 23, 2023
Marc Schegerin, M.D.

/s/ Robert E. Farrell, Jr.	Chief Accounting Officer (Principal Accounting Officer)	February 23, 2023
Robert E. Farrell, Jr., CPA

/s/ Norbert Bischofberger	Director	February 23, 2023
Norbert Bischofberger, Ph.D.

/s/ Gustav Christensen	Director	February 23, 2023
Gustav Christensen

/s/ Martin Edwards	Director	February 23, 2023
Martin Edwards

/s/ Susannah Gray	Director	February 23, 2023
Susannah Gray

/s/ Nisha Nanda	Director	February 23, 2023
Nisha Nanda, Ph.D.

/s/ Amir Nashat	Director	February 23, 2023
Amir Nashat

/s/ Joseph P. Slattery	Director	February 23, 2023
Joseph P. Slattery, CPA

/s/ Timothy A. Springer	Director	February 23, 2023
Timothy A. Springer, Ph.D.